UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, 12th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

(617) 466-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Financial Data

On April 30, 2018, Keryx Biopharmaceuticals, Inc. (the “Company”) announced that it expects to report total revenue for the quarter ended March 31, 2018 of between $21.0 million and $22.5 million, including between $20.0 million and $21.0 million in net Auryxia® U.S. product sales.

The preliminary financial data for the quarter ended March 31, 2018 set forth above are derived from preliminary internal financial reports. The Company has not yet finalized its complete results of operations for the quarter ended March 31, 2018. In connection with the finalization of its quarterly closing and reporting processes and the completion of its financial statements for the quarter ended March 31, 2018, the Company may identify items that would require the Company to make adjustments, some of which could be material, to the preliminary financial data set forth above.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 27, 2018, Gregory P. Madison notified the Board of Directors (the “Board”) of the Company of his resignation as the President and Chief Executive Officer of the Company and as a member of the Board, effective immediately. The Company expects to provide Mr. Madison severance and other benefits subject to Mr. Madison signing a separation agreement. When such agreement is finalized, the Company expects to file a Current Report on Form 8-K with respect to such agreement.

In connection with Mr. Madison’s resignation as a member of the Board, the Board reduced the size of the Board from eight directors to seven directors.

(c) In connection with Mr. Madison’s resignation, on April 27, 2018, the Board appointed Jodie Morrison as Interim Chief Executive Officer of the Company while the Board conducts a search for the Company’s next Chief Executive Officer. Ms. Morrison, age 42, has served on the Board since June 2016 and will continue to serve on the Board while she serves as the Interim Chief Executive Officer.

Ms. Morrison serves as a consultant to the industry. She served as President and Chief Executive Officer of Tokai Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and commercializing novel therapies for prostate cancer and other hormonally-driven diseases, from March 2013 until May 2017. From December 2006 until March 2013, Ms. Morrison held other senior positions with Tokai, including Chief Operating Officer, Head of Clinical Affairs and Program Operations and Vice President of Clinical Affairs and Program Operations. Following her over 10 years of service at Tokai, she was the Chief Executive Officer of eGenesis, Inc., a privately held biotechnology company, in September and November 2017. Prior to joining Tokai, Ms. Morrison served as Director of Clinical Operations and Medical Affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management.

The Compensation Committee and the Board intend to review and approve compensation arrangements for Ms. Morrison at future meetings.

No family relationships exist between Ms. Morrison and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Morrison and any other person pursuant to which Ms. Morrison was selected as the Interim Chief Executive Officer, nor are there any transactions to which the Company is or was a participant and in which Ms. Morrison has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Morrison as the Company’s Interim Chief Executive Officer, the Board also appointed current Board member Kevin Cameron to replace Ms. Morrison on the Audit Committee of the Board.

Item 7.01.	Regulation FD Disclosure.

On April 30, 2018, the Company issued a press release announcing the preliminary financial data and the management changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Some of the statements included in this Current Report on Form 8-K, particularly those regarding the preliminary financial data and the management transition, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause the Company’s actual results to differ materially are the following: the risk that the Company may identify items that would require the Company to make adjustments, some of which could be material, to the preliminary financial data; the Company’s ability to successfully transition the chief executive role to Ms. Morrison and to a full-time chief executive; the Company’s ability to successfully market Auryxia and whether the Company can increase adoption of Auryxia in patients with chronic kidney disease on dialysis and successfully launch Auryxia for the treatment of iron deficiency anemia in patients with chronic kidney disease, not on dialysis; whether the Company can maintain its operating expenses to projected levels while continuing its current clinical, regulatory and commercial activities; the Company’s ability to continue to supply Auryxia to the market; the risk that increased utilization by Medicare Part D subscribers will increase the Company’s gross-to-net adjustment greater than the Company anticipates; and other risk factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01.	Financial Statements And Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Press release issued by Keryx Biopharmaceuticals, Inc., dated April 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: April 30, 2018

	By:	/s/ Scott A. Holmes
Scott A. Holmes
Chief Financial Officer